Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Grupo Televisa, S.A.B. of our report dated April 30, 2018 relating to the financial statements, which appears in Grupo Televisa, S.A.B.’s Annual Report on Form 20-F for the year ended December 31, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers, S.C.

/s/ Claudia Stela Guzmán Reyes
C.P.C. Claudia Stela Guzmán Reyes
Audit Partner
Mexico City, Mexico
May 9, 2019